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                                                                    EXHIBIT 99.1


CONTACTS:                                              FOR IMMEDIATE RELEASE

                  Robin Linstrom, Investor Relations
                  (415) 382-4449
                  robin_linstrom@broder.com

                  Eric Winkler, Corporate Communications
                  (415) 382-4568                               [BRODERBUND LOGO]
                  eric_winkler@broder.com


               BRODERBUND SOFTWARE COMPLETES T/MAKER ACQUISITION

         NOVATO, Calif., Aug. 6, 1996 -- Broderbund Software, Inc. (NASDAQ:BROD) today announced it has received government approval and completed its purchase of Mountain View, Calif.-based T/Maker Co. T/Maker publishes the ClickArt(TM) brand of click-art software for desk-top publishing.

         As previously announced, Broderbund, publisher of The Print Shop(R) line of desk-top publishing software, anticipates that T/Maker will continue to operate in Mountain View as a wholly-owned subsidiary of Broderbund.

         Broderbund Software, Inc. develops, publishes and markets a diversified line of consumer software for use in homes, schools and small businesses. Since its founding in 1980, Broderbund has pioneereed innovative award-winning products that take advantage of the latest technologies. Broderbund has a successful track record of identifying and capitalizing on emerging trends through its studio development approach. Broderbund's website is located at http//www.broderbund.com.

         Broderbund and The Print Shop are registered trademarks of Broderbund Software, Inc. T/Maker and ClickArt are trademarks of T/Maker, a subsidiary of Broderbund Software, Inc.

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                                                       Broderbund Software, Inc.

                                                       500 Redwood Blvd.
                                                       P.O. Box 6121
                                                       Novato, CA 94948-6121
                                                       Telephone (415) 382-4400
                                                       Fax (415) 382-4582